As filed with the Securities and Exchange Commission on February 29, 2016
Registration No. 333-205537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Roadrunner Transportation Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-2454942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4900 S. Pennsylvania Ave.
Cudahy, Wisconsin 53110
(414) 615-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. DiBlasi
Chief Executive Officer
Roadrunner Transportation Systems, Inc.
4900 S. Pennsylvania Ave.
Cudahy, Wisconsin 53110
(414) 615-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeremy D. Zangara, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road
Suite 700
Phoenix, Arizona 85016
(602) 445-8000

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Roadrunner Transportation Systems, Inc, a Delaware corporation (the “Company”), is being filed to deregister all of the unsold securities of the Company that had been registered for issuance under the Registration Statement on Form S-3 (Registration Number 333-205537) filed by the Company with the U.S. Securities and Exchange Commission on July 7, 2015 (the “Registration Statement”), pertaining to the registration of an unspecified amount of common stock, preferred stock, debt securities, warrants and units, because the Company will no longer qualify as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and deregisters any and all securities registered but unsold under the Registration Statement as of the date hereof.

PHX 331666230v1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cudahy, Wisconsin, on the 29th day of February, 2016. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
By: /s/ Mark A. DiBlasi
Name: Mark A. DiBlasi
Title: Chief Executive Officer